EXHIBIT 10.12

                              TERMINATION AGREEMENT

                  THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of April 26, 2005, by and between SAGAMORE HOLDINGS, INC., a Florida corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

         WHEREAS, on September 15, 2004, the Company and Investor entered into that certain Standby Equity Distribution Agreement ("SEDA"), as well as the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith (together with the SEDA, the "Transaction Documents"); and

         WHEREAS, on March 14, 2005, the Company received a comment letter from the Securities and Exchange Commission (the "Comment Letter") asserting that the SEDA could not be entered into between the Investor and the Company prior to shares of the Company's common stock being quoted on the Over-the-Counter Bulletin Board ("OTCBB");

         NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Termination. As a result of the Comment Letter, the Transaction Documents are hereby terminated, as are the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

         2. Payment of Fees. Notwithstanding the termination of the Transaction Documents, the Company shall pay to the Investor the Investor's Shares as the commitment fee as outlined in
                  Section 12.4(b)(ii) of the Standby Equity Distribution Agreement and the compensation outlined in Section 2A of the Placement Agent Agreement. The parties acknowledge that such shares have previously been issued to the Investor and the Placement Agent.

         3. New Standby Equity Distribution Agreement. It is the intent of the Investor and the Company to enter into a new standby equity distribution agreement and related transaction documents, with substantially identical terms as the SEDA and Transaction Documents immediately upon shares of the Company's common stock being quoted on the OTCBB.

                     [SIGNATURE BLOCK ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

                                    SAGAMORE HOLDINGS, INC.


                                    By: /s/ Robert Farrell
                                        ----------------------------
                                    Name:    Robert Farrell
                                    Title:   Chief Executive Officer

                                    CORNELL CAPITAL PARTNERS, LP

                                    BY:      YORKVILLE ADVISORS, LLC
                                    ITS:     GENERAL PARTNER


                                             By: /s/ Mark Angelo
                                                 ----------------------------
                                             Name     Mark Angelo
                                             Title:   Managing Member

                                    SOLELY WITH RESPECT TO THE PLACEMENT AGENT
                                    AGREEMENT:


                                    By: /s/ Guy S. Amico
                                        ----------------------------
                                    Name:    Guy S. Amico
                                    Title:   President




                                 EXHIBIT 10.12-1